EXHIBIT 10.3
March 14, 2008
Silicon Mountain Holdings, Inc.
4755 Walnut Street
Boulder, Colorado 80301
Attention:      Rudolph (Tré) A. Cates III
Re:       Overadvance Side Letter
     Reference is hereby made to that certain Security and Purchase Agreement dated as of September 25, 2006 by and among SILICON MOUNTAIN HOLDINGS, INC., a Colorado corporation (“Parent”), SILICON MOUNTAIN MEMORY, INCORPORATED, a Colorado corporation (“SMM”), VCI SYSTEMS, INC., a Colorado corporation (“VCI”, and together with Parent and SMM, the “Companies” and, each a “Company”) and Laurus Master Fund, Ltd. (“Laurus”) (as amended, modified and/or supplemented from time to time, the “Security Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed them in the Security Agreement. Subject to satisfaction of the Overadvance Conditions (as defined below), Laurus is hereby notifying the Companies of its decision to exercise the discretion granted to it pursuant to Section 2(a)(ii) of the Security Agreement to make Loans to the Companies during the Period (as defined below) in excess of the Formula Amount on the date hereof (the “Overadvance”). Subject to satisfaction of the Overadvance Conditions, the aggregate principal amount of the Overadvance as of the date hereof shall be $300,000 (the “Initial Overadvance Amount”). The outstanding Overadvance shall at no time exceed the lesser of (x) the Applicable Overadvance Amount (as defined below) and (y) the remainder of the Capital Availability Amount less the Formula Amount as of the date of determination (the lesser of clauses (x) and (y) above, the “Maximum Overadvance Amount”). The “Applicable Overadvance Amount” shall mean on any date of determination such amount set forth on Annex A hereto opposite the period during which such determination is made.
     In connection with making the Overadvance, from the date hereof through and including April 1, 2009 (the “Period”), Laurus hereby waives compliance with Section 3 of the Security Agreement, but solely as such provision relates to the immediate repayment requirement for Overadvances. Laurus further agrees that solely for such Period (but not thereafter), (i) the incurrence and existence of the Overadvance shall not trigger an Event of Default under Section 19(a) of the Security Agreement and (ii) during the Period, the rate of interest applicable to such Overadvances shall be as set forth in Section 5(b)(ii) of the Security Agreement (collectively, the “Overadvance Rate”). Interest shall be (i) calculated on the basis of a 360 day year and shall accrue beginning on the date hereof, and (ii) payable monthly, in arrears, commencing on April 1, 2008 and on the first business day of each consecutive calendar month thereafter through and including the expiration of the Period, whether by acceleration or otherwise. All other terms and provisions of the Security Agreement and the Ancillary Agreements shall remain in full force and effect. For the avoidance of doubt, all proceeds applied by any Company in repayment of its obligations to Laurus hereunder and under the Security Agreement and the Ancillary Agreements shall be first applied as a repayment of the Overadvance unless otherwise agreed by Laurus. Once repaid, the Overadvance may be reborrowed during the Period provided that the maximum amount of the Overadvance outstanding shall not at any time exceed the Maximum Overadvance Amount.
     Each Company hereby acknowledges and agrees that Laurus’ obligation to fund the Initial Overadvance Amount on the date hereof and each permitted reborrowing thereof after the date hereof up to the Maximum Overadvance Amount shall, at the time of such making of such Overadvance or reborrowing, and immediately after giving effect thereto, be subject to the satisfaction of the following conditions (the “Overadvance Conditions”): (i) no Event of Default shall exist and be continuing as of such date; (ii) all representations, warranties and covenants made by each Company in connection with the Security Agreement and the Ancillary Agreements shall be true, correct and complete as of such date; and (iii) each Company and its Subsidiaries shall have taken all action necessary to grant Laurus “control” over all of such Company’s and its respective Subsidiaries’ Deposit Accounts (the “Control Accounts”), with any agreements establishing “control” to be in form and substance satisfactory to Laurus. “Control” over such Control Accounts shall be released upon the indefeasible repayment in full and termination of the Overadvance (together with all accrued interest and fees which remain unpaid in respect thereof).
     The Companies hereby acknowledge that all amounts outstanding under the Overadvance (together with accrued interest and fees which remain unpaid in respect thereof) on the date of expiration of the Period shall, jointly and severally, be repaid in full by the Companies on such date of expiration. The failure to make any required repayment of an Overadvance shall give rise to an immediate Event of Default.
     The Parent understands that it has an affirmative obligation to make prompt public disclosure of material agreements and material amendments to such agreements. It is the Parent’s determination that this letter is material. The Parent agrees to file an 8-K within 4 business days following the date hereof and in the form otherwise prescribed by the SEC.
     This letter may not be amended or waived except by an instrument in writing signed by each of the Companies and Laurus. This letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof or thereof, as the case may be. THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. This letter sets forth the entire agreement between the parties hereto as to the matters set forth herein and supersede all prior communications, written or oral, with respect to the matters herein.
     This Overadvance Side Letter shall for all purposes be deemed to be an Ancillary Agreement.

     If the foregoing meets with the Companies’ approval please signify the Companies’ acceptance of the terms hereof by signing below.

LAURUS MASTER FUND, LTD.
By: Laurus Capital Management, LLC,
its investment manager.

By:

Name:
Title:

AGREED AND ACCEPTED ON THE DATE HEREOF:
SILICON MOUNTAIN HOLDINGS, INC.

By:

Name:	Rudolph (Tré) A. Cates III
Title:	President and Chief Executive Officer

SILICON MOUNTAIN MEMORY, INCORPORATED

By:

Name:	Rudolph (Tré) A. Cates III
Title:	President and Chief Executive Officer

VCI SYSTEMS, INC.

By:

Name:	Rudolph (Tré) A. Cates III
Title:	President and Chief Executive Officer

ANNEX A
APPLICABLE OVERADVANCE AMOUNT

Period	Applicable Overadvance Amount
March 13, 2008 through and including October 31, 2008	$300,000

November 1, 2008 through and including November 30, 2008	$250,000

December 1, 2008 through and including December 31, 2008	$200,000

January 1, 2009 through and including January 31, 2009	$150,000

Feb 1, 2009 through and including February 28, 2009	$100,000

March 1, 2009 through and including March 31, 2008	$50,000

April 1, 2009	$0

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